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                                                                    EXHIBIT 23.4




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion of our report dated February 13, 1996, except to NOTE M for which the date is September 30, 1996, relating to the financial statements of Parkway Paging, Inc. in this Registration
Statement on Form S-4/A of Metrocall, Inc.



/s/ HUTTON, PATTERSON & COMPANY

Hutton, Patterson & Company
Dallas, Texas
October 4, 1996